                                                                     EXHIBIT 12A

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
               CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS


                                           SIX MONTHS                         YEAR ENDED DECEMBER 31,
                                             ENDED       -----------------------------------------------------------------
                                         JUNE 30, 1998       1997          1996         1995         1994         1993
                                         --------------  ------------  ------------  -----------  -----------  -----------
Income before extraordinary items.......  $ 53,013,680   $ 85,836,445  $ 73,826,893  $51,921,799  $41,071,338  $35,159,112
Add
  Portion of rents representative of the
     interest factor....................     3,170,074      2,070,049     2,482,917    1,451,048      104,918      167,263
  Interest and related debt expenses....    23,556,659     31,999,288    27,343,211   27,375,415   22,032,025   18,998,491
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                            79,740,413    119,905,782   103,653,021   80,748,262   63,208,281   54,324,866
Adjustment for equity share in
  partnerships..........................      (397,875)      (653,466)     (349,642)     504,238      652,725   (2,067,263)
                                         --------------  ------------  ------------  -----------  -----------  -----------
     Income before extraordinary items,
       as adjusted......................  $ 79,342,538   $119,252,316  $103,303,379  $81,252,500  $63,861,006  $52,257,603
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------
Combined Fixed Charges and Preferred
  Stock Dividend Requirements
  Interest and related debt expenses....  $ 23,570,414   $ 32,403,241  $ 27,189,181  $27,221,385  $21,877,995  $18,998,491
  Portion of rents representative of the
     interest factor....................     3,170,074      2,070,049     2,482,917    1,451,048      104,918      167,263
  Preferred stock dividend
     requirements.......................     9,653,474     18,437,700    16,134,475    7,630,556    5,812,500    1,582,125
                                         --------------  ------------  ------------  -----------  -----------  -----------
     Combined Fixed Charges and
       Preferred Stock Dividend
       Requirements.....................  $ 36,393,962   $ 52,910,990  $ 45,806,573  $36,302,989  $27,795,413  $20,747,879
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividend
  Requirements..........................           2.2            2.3           2.3          2.2          2.3          2.5
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------

                                                                     EXHIBIT 12A

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                           SIX MONTHS                         YEAR ENDED DECEMBER 31,
                                             ENDED       -----------------------------------------------------------------
                                         JUNE 30, 1998       1997          1996         1995         1994         1993
                                         --------------  ------------  ------------  -----------  -----------  -----------
Income before extraordinary items.......  $ 53,013,680   $ 85,836,445  $ 73,826,893  $51,921,799  $41,071,338  $35,159,112
Add
  Portion of rents representative of the
     interest factor....................     3,170,074      2,070,049     2,482,917    1,451,048      104,918      167,263
  Interest and related debt expenses....    23,556,659     31,999,288    27,343,211   27,375,415   22,032,025   18,998,491
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                            79,740,413    119,905,782   103,653,021   80,748,262   63,208,281   54,324,866
Adjustment for equity share in
  partnerships..........................      (397,875)      (653,466)     (349,642)     504,238      652,725   (2,067,263)
                                         --------------  ------------  ------------  -----------  -----------  -----------
     Income before extraordinary items,
       as adjusted......................  $ 79,342,538   $119,252,316  $103,303,379  $81,252,500  $63,861,006  $52,257,603
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------
Fixed charges
  Interest and related debt expenses....  $ 23,570,414   $ 32,403,241  $ 27,189,181  $27,221,385  $21,877,995  $18,998,491
  Portion of rents representative of the
     interest factor....................     3,170,074      2,070,049     2,482,917    1,451,048      104,918      167,263
                                         --------------  ------------  ------------  -----------  -----------  -----------
          Fixed charges.................  $ 26,740,488   $ 34,473,290  $ 29,672,098  $28,672,433  $21,982,913  $19,165,754
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------
Ratio of earnings to fixed charges......           3.0            3.5           3.5          2.8          2.9          2.7
                                         --------------  ------------  ------------  -----------  -----------  -----------
                                         --------------  ------------  ------------  -----------  -----------  -----------